Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sunstone Hotel Investors, Inc. of our report dated February 9, 2006, with respect to the consolidated financial statements and schedule of Sunstone Hotel Investors, Inc., included in the Form 10-K of Sunstone Hotel Investors, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-130480) of Sunstone Hotel Investors, Inc.,
(2)	Registration Statement (Form S-3 No. 333-129258) of Sunstone Hotel Investors, Inc.,
(3)	Registration Statement (Form S-8 No. 333-122088) pertaining to the securities to be offered to employees under the Long Term Incentive Plan of Sunstone Hotel Investors, Inc.,

of our report dated February 9, 2006, with respect to the consolidated financial statements of Sunstone Hotel Investors, Inc. included elsewhere herein, and our report dated February 9, 2006, with respect to Sunstone Hotel Investors, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Sunstone Hotel Investors, Inc., included in this Form 10-K of Sunstone Hotel Investors, Inc.

/s/ Ernst & Young LLP

Irvine, California

February 9, 2006